Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-255274) on Form S-8 and the registration statement (No. 333-268976) on Form F-3 of our report dated April 24, 2025, with respect to the consolidated financial statements of MINISO Group Holding Limited.

/s/KPMG Huazhen LLP

Guangzhou, China
April 24, 2026